UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest

event reported) May 11, 2021

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market, LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated PacWest Bancorp 2017 Stock Incentive Plan

At the annual meeting of stockholders held on May 11, 2021 (the “Annual Meeting”), PacWest Bancorp’s (the “Company”) stockholders approved the Amended and Restated PacWest Bancorp 2017 Stock Incentive Plan (the “Amended and Restated 2017 Stock Incentive Plan”). As more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2021 (the “Definitive Proxy Statement”), upon the recommendation and approval of the Company’s Compensation, Nominating and Governance Committee, the Company’s Board of Directors (the “Board”) approved the adoption of the Amended and Restated 2017 Stock Incentive Plan, subject to approval by the Company’s stockholders at the Annual Meeting.

Upon approval by the Company stockholders, the Amended and Restated 2017 Stock Incentive Plan became effective and replaced the Company’s 2017 Stock Incentive Plan (the “Original 2017 Stock Incentive Plan”). The Amended and Restated 2017 Stock Incentive Plan aligns the Company’s stock incentive program with the long-term interests of the Company’s stockholders by providing means to attract, retain, motivate, and reward key employees and non-employee directors of the Company through grants of equity compensation for high levels of individual performance and financial performance of the Company. Subject to adjustments provided for in the Amended and Restated 2017 Stock Incentive Plan, the total number of options, stock awards, and stock appreciation rights that may be awarded under the Amended and Restated 2017 Stock Incentive Plan may not exceed 6,650,000 (representing 4,000,000 shares originally approved for grant under the Original 2017 Stock Incentive Plan plus the 2,650,000 shares added as a result of the approval of the Amended and Restated 2017 Stock Incentive Plan). Unless terminated sooner, the Amended and Restated 2017 Stock Incentive Plan will remain in effect until December 31, 2026.

The foregoing description of the Amended and Restated 2017 Stock Incentive Plan is not complete and is qualified in its entirety by reference to the Amended and Restated 2017 Stock Incentive Plan, which is filed as Appendix A to the Company’s Definitive Proxy Statement and incorporated herein by reference. In addition, a description of the material terms of the Amended and Restated 2017 Stock Incentive Plan was included in the Company’s Definitive Proxy Statement, as well as the supplement to such Definitive Proxy Statement, which was filed with the SEC on April 22, 2021.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, there were 116,916,461 shares of Company common stock issued and outstanding on the record date and entitled to vote at the Annual Meeting and 103,845,507 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting.

At the Annual Meeting, the eleven nominees for director were elected to the Board, the Company’s stockholders did not approve proposal 2 (Advisory (non-binding) vote on executive compensation), and the Company’s stockholders approved proposal 3 (Amended and Restated 2017 Stock Incentive Plan) and proposal 4 (Ratification of the Appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021).

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set out below.

Proposal 1

The election of the Company’s directors who shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified were as follows:

				Broker
	For	Against	Abstain	Non-Vote
Tanya M. Acker	92,713,787	600,745	103,561	10,427,414
Paul R. Burke	89,866,657	3,388,160	163,276	10,427,414
Craig A. Carlson	92,222,787	1,068,079	127,227	10,427,414
John M. Eggemeyer III	90,571,883	2,704,578	141,632	10,427,414
C. William Hosler	89,904,955	3,349,222	163,916	10,427,414
Susan E. Lester	91,208,900	2,113,119	96,074	10,427,414
Roger H. Molvar	89,940,089	3,302,704	175,300	10,427,414
Daniel B. Platt	92,128,372	1,159,780	129,941	10,427,414
Robert A. Stine	80,098,633	13,151,273	168,187	10,427,414
Paul W. Taylor	92,812,408	476,805	128,880	10,427,414
Matthew P. Wagner	91,058,353	2,230,907	128,833	10,427,414

Proposal 2

Advisory (non-binding) vote on executive compensation. This proposal was not approved with the following vote:

			Broker
For	Against	Abstain	Non-Vote
34,452,647	53,439,346	5,526,100	10,427,414

Proposal 3

Approval of the Amended and Restated PacWest Bancorp 2017 Stock Incentive Plan. This proposal was approved with the following vote:

			Broker
For	Against	Abstain	Non-Vote
89,686,883	3,552,089	179,121	10,427,414

Proposal 4

Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021. This proposal was approved with the following vote:

For	Against	Abstain
101,069,570	2,665,504	110,433

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: May 12, 2021	By:	/s/ Natasha Luddington
	Name:	Natasha Luddington
	Title:	SVP, Associate General Counsel